SENT VIA E-MAIL AND U.S. MAIL
MLee@Dominion.Com

August 9, 2011

Michael K. Lee, Chairman of the Board of Directors
Composite Technology Corporation
2026 McGaw Avenue
Irvine, California 92614

Dear Mike:

This letter serves as notice in accordance with the Bylaws of Composite Technology Corporation that I hereby resign as a member of the Board of Directors of Composite Technology Corporation, effective immediately or as soon hereafter as permitted in accordance with the Bylaws.

Sincerely,

Benton H Wilcoxon

Cc: Dennis C. Carey (e-mail only: dennis@denniscarey.com)
D. Dean McCormick III (e-mail only: dean.mccormick@insightwealthlp.com)
Michael D. McIntosh (e-mail only: corp@tmaventures.com)